Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Announces Transfer of Its Common Stock Listing
to the New York Stock Exchange

SARASOTA, FL, October 19, 2021 — Helios Technologies, Inc. (Nasdaq: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, announced today that it is transferring the listing of its common stock to the New York Stock Exchange (“NYSE”) from the Nasdaq Global Select Market. The NYSE is home to many leading companies including 72% of the Fortune 500 and 70% of the S&P 500.

Helios expects to commence trading on the NYSE at market open on November 1, 2021 under the same ticker symbol “HLIO”. The Company will continue to trade on the Nasdaq until the transfer is completed. The transfer is expected to be seamless for the Company’s investors and shareholders, no action is required on their part.

“We are pleased to join the NYSE, one of the world’s most prestigious trading platforms, as we continue to execute on our transformational journey as a pure play global electronics/hydraulics company,” said Josef Matosevic, the Company’s President and Chief Executive Officer. “We believe the advantages of this transfer include the Exchange’s unique market model combining cutting-edge technology and human oversight, an unmatched network of CEOs and business leaders that include some of our top customers, the incomparable brand visibility that comes from an Exchange listing, and core investor-relations services. The move to the NYSE is a planned milestone along our strategic journey, which we expect will provide long-term value for our shareholders.”

“We are excited to welcome Helios as it transfers its listing to the NYSE,” said John Tuttle, Vice Chairman and Chief Commercial Officer, NYSE Group. “As a company dedicated to innovation, Helios will be at home in NYSE’s extraordinary community of icons and disruptors.”

About Helios Technologies
Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine, health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com.

Forward Looking Information
This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ

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NEWS RELEASE

materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies therefrom, the timing of completion of the proposed transaction, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including the expected benefits of the Acquisition and (ii) objectives for future operations, integration plans and expected synergies. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) conditions in the capital markets, including the interest rate environment and the availability of capital; (ii) our failure to realize the benefits expected from the Balboa acquisition, our failure to promptly and effectively integrate the Balboa acquisition and the ability of Helios to retain and hire key personnel, and maintain relationships with suppliers (iii) risks related to health epidemics, pandemics and similar outbreaks and similar outbreaks, including, without limitation, the current COVID-19 pandemic, which may among other things, adversely affect our supply chain and material costs and have material adverse effects on our business, financial position, results of operations and/or cash flows; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; and (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended January 2, 2021.

For more information, contact:
Tania Almond

Vice President of Investor Relations, Corporate Communications and Risk Management

(941) 362-1333

tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

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